Exhibit 99.B(m)(2)(A)(vii)

AMENDED SCHEDULE A

with respect to

ING INVESTORS TRUST

SECOND AMENDED AND RESTATED

SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

ADVISER CLASS

Portfolios

ING Artio Foreign Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING DFA Global All Equity Portfolio

ING DFA Global Allocation Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Limited Maturity Bond Portfolio

ING Lord Abbett Growth and Income Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING Morgan Stanley Global Tactical Asset Allocation Portfolio

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

Portfolios

ING U.S. Stock Index Portfolio

ING Van Kampen Growth and Income Portfolio

ING Wells Fargo Health Care Portfolio

ING Wells Fargo Omega Growth Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio

Date last amended:  April 30, 2010